Exhibit 32.1

           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-QSB of Powerchannel, Inc. for the quarter ended June 30, 2005, I, Steven Lampert, Chief Executive Officer and Chief Financial Officer of PowerChannel, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of PowerChannel, Inc.

Dated: August 22, 2005

                                            POWERCHANNEL, INC.



                                            By: /s/ Steven Lampert
                                                -------------------
                                            Chief Executive Officer and
                                            Chief Financial Officer